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              | FRO&F |  Fox, Rothschild, O'Brien & Frankel
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                    Attorneys at Law      Founded 1907

                                  * * *

                     2000 Market Street, Tenth Floor
                       Philadelphia, PA 19103-3291
                    (215) 299-2000  FAX (215) 299-2150
                          frof2000@frof2000.com

                                   January 16, 1997

Quaker Chemical Corporation
Elm and Lee Streets
Conshohocken, PA 19428

Gentlemen:

    We have acted as counsel to Quaker Chemical Corporation (the "Company") in connection with the proposed sale by the Company of up to 500,000 shares of the Company's Common Stock, $1.00 par value, (the "Plan Shares") pursuant to the Company's Dividend Reinvestment and Direct Common Stock Purchase Plan. The Plan Shares are to be offered and sold pursuant to a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Registration Statement").

    We, as counsel to the Company, have examined such corporate records, certificates and other documents and such questions of law as we considered necessary or appropriate for purposes of this opinion. Based upon the foregoing, we advise you that, in our opinion such of the 500,000 Plan Shares as are sold, issued and paid for as contemplated by the Registration Statement, when so sold, issued and paid for, will be legally issued, fully paid and non-assessable.

    We consent to the filing of this opinion as an Exhibit to the Registration Statement, and to the reference to our Firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                   Very truly yours,


                                   /s/ FOX, ROTHSCHILD, O'BRIEN & FRANKEL
                                   FOX, ROTHSCHILD, O'BRIEN & FRANKEL

                               Exhibit 5-1
                                (and 23-2)


EXTON, PA   o   LANSDALE, PA   o   LAWRENCEVILLE, NJ   o   PHILADELPHIA, PA